U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

July 15, 2008

Re:	Siena Technologies, Inc.
File No. 000-25499

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Siena Technologies, Inc. dated July 15, 2008 and agree with the statements relating only to Japsers + Hall PC, Certified Public Accountants, contained herein.

Very truly yours,

/s/ Jaspers + Hall PC
Jaspers + Hall PC